Exhibit 10.8.2

FIRST AMENDMENT

TO

PHARMACY DISTRIBUTION AND SERVICES AGREEMENT

THIS FIRST AMENDMENT TO PHARMACY DISTRIBUTION AND SERVICES AGREEMENT (“Amendment”) is made effective as of the 8th day of July, 2013(the “Effective Date”) between: Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901 (together with its subsidiaries and affiliates hereinafter collectively referred to as “Celgene”), and Diplomat Specialty Pharmacy, 4100 South Saginaw Street, Flint, MI 48507 (together with its subsidiaries and affiliates hereinafter collectively referred to as “Pharmacy”).

WHEREAS, Celgene and Pharmacy are all of the parties to that certain Pharmacy Distribution and Services Agreement made effective as of the 1st day of July, 2013 (the “Agreement”); and

WHEREAS, Celgene and Pharmacy wish to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      BOUDRY PRODUCT ORDERS & SERVICE FEES.

1.1                               Standard Orders/Boudry Orders. In addition to Pharmacy’s ability to order Product from Celgene as set forth and further described in the Agreement (for purposes of this Amendment and convenience of reference, hereinafter “Standard Orders”), Pharmacy shall also have the ability to order Product directly from Celgene’s Boudry, Switzerland facilities (for purposes of this Amendment and convenience of reference, hereinafter “Boudry Orders”).

1.2                               Standard Orders Terms. In the event Pharmacy elects to order Product by way of Standard Orders, all of the terms and conditions, and obligations of the parties towards each other, as set forth in the Agreement will continue to apply.

1.3                               Boudry Orders Terms. In the event Pharmacy elects to order Product by way of Boudry Orders, all of the terms and conditions, and obligations of the parties towards each other, as set forth in the Agreement will continue to apply with the exception of:

1.3.1                     Placing Orders. For Boudry Orders, Pharmacy shall place such orders by: calling, by emailing or by sending a fax to Celgene’s Supervisor of Order Processing and expressly indicating that they are placing a Boudry Order. Pharmacy may place Boudry Orders twice per week and will receive such orders within three (3) full business days of Celgene receiving such order from Pharmacy.

First Amendment to Diplomat PDSA

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.

1.3.2                     Service Fee. For Boudry Orders only, in addition to fees associated with the Performance Metrics as set forth in Schedule 6.1, Celgene shall pay Pharmacy a service fee for services provided in accordance with Pomalyst Rems™ and Revlimid Rems™, as further detailed in the Requirements Document, in accordance with the following:

•                  Pharmacy shall be entitled to receive a service fee in an amount equal to [*], to be calculated and paid on a quarterly basis, within sixty (60) days after the end of such applicable quarter, provided, that Pharmacy shall purchase a minimum of [*] of Revlimid® and/or Pomalyst® per quarter and up to a maximum of [*] of Revlimid® and/or Pomalyst® per quarter.

For greater clarity, the parties acknowledge and agree that except for the process of placing orders for Boudry Orders and the service fees in connection with Boudry Orders, nothing in this Amendment, shall in any way modify or otherwise amend in any way whatsoever any of the terms and conditions, or obligations of the parties towards each other, under the Agreement.

2.                                      GENERAL.

2.1                             Except as otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

2.2                               Except as expressly amended by Section 1 of this Amendment above, all other terms and conditions of the Agreement remain unchanged, and the parties do hereby confirm that the Agreement has been, and is, valid and in full force and effect.

2.3                               This Amendment together with the Agreement embodies the entire agreement and understanding of the parties hereto and supersedes and replaces any and all prior understandings, arrangements and agreement with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto hereby execute and enter into this Amendment as of the Effective Date first written above.

CELGENE CORPORATION		DIPLOMAT SPECIALTY PHARMACY

By:	/s/ Kimberly A. Metcalf	By:	/s/ Ryan Ruzziconi
Name:	Kimberly A. Metcalf	Name:	Ryan Ruzziconi
Title:	US Head National & Regional Accts.	Title:	General Counsel, VP

Legal Review:

RHO
7/10/2013

Legal Dept.

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §552(b)(4) and Rule 406 under the Securities Act of 1933 and submitted separately with the Securities and Exchange Commission.